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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-8857, 33-59435, 33-68456, 333-71632 and 333-38355), in the Registration Statement on Form S-4 (File No. 33-64293), and in the Registration Statements on Form S-8 (File Nos. 33-35172, 33-57257, 33-64035, 333-23947, 333-58121, 333-58127, 333-71688, 333-76453, 333-103540, and 333-103541) of Telephone and Data Systems, Inc. of our report dated February 3, 2003, except as to Note 24, as to which the date is March 10, 2003, relating to the consolidated financial statements of Telephone and Data Systems, Inc., which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003, except as to Note 24, as to which the date is March 10, 2003, relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2003

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  Exhibit 23.1